Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Immunovant, Inc. 2019 Equity Incentive Plan and Immunovant Sciences Ltd. 2018 Equity Incentive Plan of our report dated May 29, 2019, with respect to the combined and consolidated financial statements of Immunovant Sciences Ltd. appearing in Health Sciences Acquisitions Corporation’s Proxy Statement on Schedule 14A dated November 27, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

February 26, 2020

Iselin, New Jersey